Exhibit 99.2

RAPID7, INC.

Unaudited Pro Forma Condensed Consolidated Financial Information

The following unaudited pro forma condensed combined financial information and related notes present the historical condensed combined financial information of Rapid7, Inc. and its wholly owned subsidiaries (“Rapid7”, “we,” “our,” “us” and similar terms unless the context indicates otherwise) and RevelOps, Inc. and its wholly owned subsidiary (“Logentries”) after giving effect to Rapid7’s acquisition of Logentries that was completed on October 13, 2015 (the “Acquisition Date”). The unaudited pro forma condensed combined financial information gives effect to our acquisition of Logentries based on the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined balance sheet as of September 30, 2015 is presented as if the acquisition of Logentries had occurred on September 30, 2015. The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2015 and the year ended December 31, 2014 are presented as if the acquisition had occurred on January 1, 2014. The historical financial information is adjusted in the unaudited pro forma condensed combined financial information to give effect to pro forma events that are (1) directly attributable to the proposed acquisition, (2) factually supportable, and (3) with respect to the condensed combined statements of operations, expected to have a continuing impact on the combined results.

The determination and preliminary allocation of the purchase consideration used in the unaudited pro forma condensed combined financial information are based upon preliminary estimates, which are subject to change during the measurement period (up to one year from the Acquisition Date) as we finalize the valuations of the intangible assets acquired and certain components of working capital.

The unaudited pro forma adjustments are not necessarily indicative of or intended to represent the results that would have been achieved had the transaction been consummated as of the dates indicated or that may be achieved in the future. The actual results reported by the combined company in periods following the acquisition may differ significantly from those reflected in these unaudited pro forma condensed combined financial information for a number of reasons, including cost saving synergies from operating efficiencies and the effect of the incremental costs incurred to integrate the two companies.

The unaudited pro forma condensed combined financial information should be read in conjunction with our historical audited consolidated financial statements and accompanying notes included in our final prospectus for our initial public offering dated as of July 16, 2015 and filed with the Securities and Exchange Commission pursuant to Rule 424(b)(4) under the Securities Act of 1933, as amended, our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2015, the historical audited consolidated financial statements of Logentries for the year ended December 31, 2014 contained in this Amendment No. 1 on Form 8-K/A, and the historical unaudited consolidated financial statements of Logentries as of and for the nine months ended September 30, 2015 contained in this Amendment No. 1 on Form 8-K/A.

RAPID7, INC.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of September 30, 2015

(in thousands)

	Historical	Historical
	September 30, 2015 Rapid7, Inc.	September 30, 2015 RevelOps, Inc.	Pro Forma Adjustments		Pro Forma Combined
Assets
Current assets:
Cash	$123,984	$2,631	$(36,644	)(a),(e)	$89,971
Accounts receivable, net	31,969	564	—		32,533
Prepaid expenses and other current assets	4,165	309	—		4,474

Total current assets	160,118	3,504	(36,644)		126,978
Property and equipment, net	7,356	112	—		7,468
Goodwill	15,847	—	58,073	(b)	73,920
Intangible assets, net	2,482	—	9,700	(c)	12,182
Other assets	735	100	—		835

Total assets	$186,538	$3,716	$31,129		$221,383

Liabilities and stockholder’s equity
Current liabilities:
Accounts payable	$2,868	$573	$—		$3,441
Accrued expenses	15,725	1,595	—		17,320
Deferred revenue, current portion	74,347	909	(549	)(d)	74,707
Other current liabilities	1,030	4	—		1,034

Total current liabilities	93,970	3,081	(549)		96,502
Deferred revenue, non-current portion	35,805	—	—		35,805
Other long-term liabilities	4,305	1	868	(g)	5,174

Total liabilities	134,080	3,082	319		137,481

Commitments and contingencies
Stockholder’s equity:
Convertible preferred stock	—	2	(2	)(f)	—
Common stock	394	1	(1	)(f)	394
Additional paid-in capital	374,822	15,170	16,967	(h)	406,959
Accumulated other comprehensive loss	—	(437)	437	(f)	—
Accumulated deficit	(319,232)	(14,102)	13,409	(h),(e)	(319,925)
Treasury stock	(3,526)	—	—		(3,526)

Total stockholder’s equity	52,458	634	30,810		83,902

Total liabilities and stockholder’s equity	$186,538	$3,716	$31,129		$221,383

See notes to unaudited pro forma condensed combined financial information

RAPID7, INC.

Unaudited Pro Forma Condensed Combined Statements of Operations

For the Year Ended December 31, 2014

(in thousands, except share and per share data)

	Historical	Historical
	December 31,	December 31,
	2014	2014	Pro Forma		Pro Forma
	Rapid7, Inc.	RevelOps, Inc.	Adjustments		Combined
Revenue:
Products	$47,030	$1,011	$—		$48,041
Maintenance and support	19,016	—	—		19,016
Professional services	10,834	—	—		10,834

Total revenue	76,880	1,011	—		77,891
Cost of revenue
Products	4,557	406	1,428	(c),(j)	6,391
Maintenance and support	4,495	—	—		4,495
Professional services	9,420	—	—		9,420

Total cost of revenue	18,472	406	1,428		20,306

Total gross profit	58,408	605	(1,428)		57,585

Operating expenses:
Research and development	25,570	2,384	4,621	(j)	32,575
Sales and marketing	49,007	2,062	5,842	(c),(j)	56,911
General and administrative	12,972	1,074	899	(c),(j)	14,945

Total operating expenses	87,549	5,520	11,362		104,431

Loss from operations	(29,141)	(4,915)	(12,790)		(46,846)
Other income (expense), net:
Interest income (expense), net	(2,802)	—	—		(2,802)
Other income (expense), net	(305)	644	—		339

Loss before income taxes	(32,248)	(4,271)	(12,790)		(49,309)
Provision for income taxes	379	—	—		379

Net loss	(32,627)	(4,271)	(12,790)		(49,688)
Accretion of preferred stock to redemption value	(52,336)	—	—		(52,336)

Net loss attributable to common stockholders, basic and diluted	$(84,963)	$(4,271)	$(12,790)		$(102,024)

Net loss per share attributable to common stockholders, basic and diluted	$(6.65)				$(7.20)

Weighted-average common shares outsanding, basic and diluted	12,770,916		1,405,780	(k)	14,176,696

See notes to unaudited pro forma condensed combined financial information

RAPID7, INC.

Unaudited Pro Forma Condensed Combined Statements of Operations

For the Nine Months Ended September 30, 2015

(in thousands, except share and per share data)

	Historical	Historical
	Nine Months Ended September 30, 2015 Rapid7, Inc.	Nine Months Ended September 30, 2015 RevelOps, Inc.	Pro Forma Adjustments		Pro Forma Combined
Revenue:
Products	$44,524	$1,939	$—		$46,463
Maintenance and support	19,054	—	—		19,054
Professional services	14,095	—	—		14,095

Total revenue	77,673	1,939	—		79,612
Cost of revenue
Products	4,389	527	1,061	(c),(j)	5,977
Maintenance and support	4,127	—	—		4,127
Professional services	11,766	—	—		11,766

Total cost of revenue	20,282	527	1,061		21,870

Total gross profit	57,391	1,412	(1,061)		57,742

Operating expenses:
Research and development	24,490	1,962	3,248	(j)	29,700
Sales and marketing	43,952	3,476	1,397	(c),(j)	48,825
General and administrative	14,638	1,827	(1,317	)(c),(i),(j)	15,148

Total operating expenses	83,080	7,265	3,328		93,673

Loss from operations	(25,689)	(5,853)	(4,389)		(35,931)
Other income (expense), net:
Interest income (expense), net	(2,489)	(7)	—		(2,496)
Other income (expense), net	(191)	318	—		127

Loss before income taxes	(28,369)	(5,542)	(4,389)		(38,300)
Provision for income taxes	382	—	—		382

Net loss	(28,751)	(5,542)	(4,389)		(38,682)
Accretion of preferred stock to redemption value	(35,061)	—	—		(35,061)
Beneficial conversion charge relating to IPO participation payment	(14,161)	—	—		(14,161)

Net loss attributable to common stockholders, basic and diluted	$(77,973)	$(5,542)	$(4,389)		$(87,904)

Net loss per share attributable to common stockholders, basic and diluted	$(3.99)				$(4.21)

Weighted-average common shares oustanding, basic and diluted	19,544,759		1,334,308	(k)	20,879,067

See notes to unaudited pro forma condensed combined financial information

RAPID7, INC.

Notes to Unaudited Pro Forma Condensed Combined Financial Information

Note 1. Basis of Pro Forma Presentation

The unaudited pro forma condensed combined balance sheet as of September 30, 2015 combines our historical condensed consolidated balance sheet with the historical condensed consolidated balance sheet of Logentries and has been prepared as if our acquisition of Logentries had occurred on September 30, 2015. The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2015 and for the year ended December 31, 2014 combine our historical condensed consolidated statements of operations with Logentries’ historical consolidated statements of operations and have been prepared as if the acquisition had occurred on January 1, 2014. The historical financial information is adjusted in the unaudited pro forma condensed combined financial information to give effect to pro forma events that are (1) directly attributable to the acquisition, (2) factually supportable, and (3) with respect to the condensed combined statements of operations, expected to have a continuing impact on the combined results.

We have accounted for the acquisition of Logentries reflected in this unaudited pro forma condensed combined financial information using the acquisition method of accounting in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 805 “Business Combinations” (“ASC 805”). In accordance with ASC 805, we use our best estimates and assumptions to assign fair value to the tangible and intangible assets acquired and liabilities assumed at the Acquisition Date. Goodwill as of the Acquisition Date is measured as the excess of purchase consideration over the fair value of net tangible and identifiable intangible assets acquired.

The pro forma adjustments described below were developed based on Rapid7 management’s assumptions and estimates, including assumptions relating to the consideration paid and the allocation thereof to the assets acquired and liabilities assumed from Logentries based on preliminary estimates of fair value. The final purchase consideration and the allocation of the purchase consideration will differ from that reflected in the unaudited pro forma condensed combined financial information after final valuation procedures are performed and the finalization of certain components of working capital including income taxes.

The unaudited pro forma condensed combined financial information is provided for illustrative purposes only and does not purport to represent what the actual consolidated results of operations or the consolidated financial position of the combined company would have been had the acquisition occurred on the dates assumed, nor are they necessarily indicative of future consolidated results of operations or financial position.

The unaudited pro forma condensed combined financial information does not reflect any integration activities or cost savings from operating efficiencies, synergies or other restructurings that could result from the acquisition.

Note 2. Preliminary Purchase Consideration and Related Allocation

On October 13, 2015, we acquired 100% of the outstanding equity of Logentries for total consideration of $68,088. We made an initial payment of $36,212 in cash, issued 1,252,627 shares of our common stock with a fair value of $27,382, inclusive of a discount from the quoted market price due to certain trading restrictions associated with the shares, and issued vested replacement options to certain continuing employees valued at $4,494 upon the closing of the acquisition. The fair value of the vested replacement options included in the purchase price was based on the fair value of the vested Logentries options on the Acquisition Date. The excess fair value when comparing the fair value of the new vested replacement options and the vested Logentries options of $261 was expensed immediately in the post-combination financial statements of the combined entity (see Note 3h).

The following table summarizes the consideration paid for Logentries and the preliminary allocation of purchase price to the estimated fair value of the assets acquired and liabilities assumed based on their fair values on the assumed acquisition date (in thousands):

Consideration:
Cash	$36,212
Common stock	27,382
Vested replacement options	4,494

Fair value of total consideration transferred	$68,088

Recognized amounts of identifiable assets acquired and liabilities assumed:
Current assets	$3,504
Non-current assets	212
Current liabilities	(2,532)
Non-current liabilities	(869)
Intangible assets	9,700

Total identifiable net assets assumed	10,015
Goodwill	58,073

Net purchase price	$68,088

The fair values of identifiable intangible assets were based on valuations using the income approach. The estimated fair values and useful lives of the identifiable intangible assets are as follows:

	Amount	Weighted-average life
	(in thousands)	(years)
Developed technology	8,300	6
Customer relationships	900	7
Trade name	500	5

Identifiable intangible assets	$9,700

The excess of the purchase price over the tangible assets, identifiable intangible assets and assumed liabilities was recorded as goodwill. We believe the goodwill is related to the expected synergistic benefits of us being able to leverage the integration of our existing products and services with the acquired products to both Logentries and our customer bases. The goodwill was allocated to our one reportable segment. The acquired goodwill will not be deductible for tax purposes.

Following the acquisition, we granted to certain retained employees of Logentries an aggregate of 942,388 restricted shares of our common stock, which will vest subject to continued service. For pro forma purposes, we assumed these restricted shares of common stock were granted on January 1, 2014. These restricted shares will be accounted for as stock-based compensation expense over the required service periods based on the grant date fair value. The incremental effect of this stock-based compensation expense is reflected as an adjustment to the unaudited pro forma condensed combined statements of operations (see Note 3j).

Note 3. Pro Forma Adjustments (in thousands, except share data)

The pro forma adjustments included in the unaudited pro forma condensed combined financial information are as follows:

a)	To record cash consideration paid relating to the acquisition of $36,212.

b)	To record the preliminary fair value of goodwill of $58,073.

c)	To record the preliminary fair value of identifiable intangible assets acquired in connection with the acquisition and associated amortization expenses:

	Preliminary fair values	Weighted-average life	Nine months amortization based upon preliminary fair values	Annual amortization based upon preliminary fair values
	(in thousands)	(years)	(in thousands)	(in thousands)
Developed technology	$8,300	6	$1,038	$1,383
Customer relationships	900	7	96	129
Trade name	500	5	75	100

Identifiable intangible assets	$9,700		$1,209	$1,612

The amortization expense associated with developed technology, customer relationships and trade name intangible assets were recorded in cost of revenue, sales and marketing and general administrative expenses in the condensed combined statements of operations, respectively.

d)	To record preliminary fair value adjustments to the assumed deferred revenue liability as of the Acquisition Date of $549.

e)	To record transaction costs of $432 incurred by us and Logentries after the September 30, 2015 balance sheets presented herein.

f)	To eliminate the historical convertible preferred stock, common stock and accumulated other comprehensive loss of Logentries.

g)	To record $868 preliminary non-current net deferred tax liabilities adjustment related to the acquisition.

h)	To record the following adjustments to additional paid-in capital and accumulated deficit to reflect the combined equity structure (in thousands):

	Additional paid-in capital	Accumulated deficit
Historical balance as reported
Rapid7	$374,822	$(319,232)
Logentries	15,170	(14,102)

Combined historical balances	389,992	(333,334)
Eliminate Logentries historical equity	(15,170)	14,102
Record adjustments to equity related to common stock consideration (See Note 2)	27,382	—
Record adjustments to equity related to vested Logentries options (See Note 2)	4,494	—
Record adjustments to accumulated deficit related to excess in fair value of replacement options (See Note 2)	261	(261)
Record direct acquisition costs due at closing (See Note 3e)	—	(432)

Total adjustments	16,967	13,409

Pro forma combined	$406,959	$(319,925)

i)	To eliminate transaction costs of $1,353 incurred by us and Logentries in the nine months ended September 30, 2015 in connection with the acquisition.

j)	To record the effects of stock-based compensation expense as follows (in thousands):

	For the year ended December 31, 2014
	Cost of revenue	Research and development	Sales and marketing	General and administrative
Stock-based compensation expense	$45	$4,652	$5,722	$1,032
Less: Stock-based compensation expense recorded by Logentries	—	(31)	(9)	(233)

Adjustments to stock-based compensation expense	$45	$4,621	$5,713	$799

	For the nine months ended September 30, 2015
	Cost of revenue	Research and development	Sales and marketing	General and administrative
Stock-based compensation expense	$23	$3,267	$1,324	$22
Less: Stock-based compensation expense recorded by Logentries	—	(19)	(23)	(61)

Adjustments to stock-based compensation expense	$23	$3,248	$1,301	$(39)

k) To record the common stock issued as consideration to Logentries stockholders in connection with the acquisition and restricted shares of common stock granted to Logentries employees. We have excluded the effects of all awards issued or granted from the diluted earnings per share calculation for the pro forma combined year ended December 31, 2014 and the nine months ended September 30, 2015 because the impact would be anti-dilutive.